SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 26, 2000
                                                      ----------------

                          CSB Financial Group, Inc.
                          -------------------------
           (Exact name of registrant as specified in its charter)

                                  Delaware
                                  --------
               (State or other jurisdiction of incorporation)

             0-26650                                 37-1336338
             -------                                 ----------
        (Commission File                           (IRS Employer
             Number)                            Identification No.)

                           200 South Poplar Street
                         Centralia, Illinois  62801
            ----------------------------------------------------
            (Address of principal executive offices)   (Zip Code)

   Registrant's telephone number, including area code  (618) 532-1918
                                                       --------------


   Item 5.   Other Events
             ------------

             On January 26, 2000, the Registrant and Midland States Bancorp, Inc. jointly announced that they had signed a definitive Merger Agreement providing for Midland States Bancorp's acquisition of the Registrant by means of the merger of a wholly owned subsidiary of Midland States Bancorp with and into the Registrant. Upon the effectiveness of the proposed merger, holders of shares of the Registrant's common stock will have the right to receive cash in the amount of $16 per share, subject to downward adjustment under certain circumstances. The completion of the proposed acquisition is subject to, among other things, the obtaining of requisite regulatory approvals and the approval of stockholders of the Registrant, and is expected to be completed during the second calendar quarter of 2000. Additional information concerning the foregoing can be found in the Registrant's press release, which is attached hereto as Exhibit 99.1.


   Item 7.   Financial Statements and Exhibits
             ---------------------------------

             (c)  Exhibits

             Exhibit 99.1     January 26, 2000 Press Release


                                 SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CSB FINANCIAL GROUP, INC.


                                 By:   K. Gary Reynolds


                                       /s/ K. Gary Reynolds
                                 ---------------------------------------
                                 K. Gary Reynolds
                                 President and Chief Executive Officer

   Dated:  January 26, 2000


                                EXHIBIT INDEX

   Number    Description
   ------    -----------

    99.1     January 26, 2000 Press Release